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                                                                    EXHIBIT 23.E

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 30, 1995 (except with respect to the matter discussed in Note 12, as to which the date is August 11, 1995) included in Eastex Energy Inc.'s Form 10-K, as amended, for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
August 11, 1995